Filed Pursuant to Rule 433

Registration Nos. 333-228394,

333-228394-02 and 333-228394-01

*PXING DETAILS* $650MM Barclays Dryrock Issuance Trust Series 2019-1

SOLE BOOKS	:	Barclays
CO-MGRS	:	BMO, JPM, Scotia, Wells Fargo

Cls	$AMT(MM)	WAL	S/F	E.FIN	L.FIN	BENCH	LAUNCH	CPN	YLD	PRICE
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A	$650.000	2.92	AAA/AAA	07/22	05/25	IntS	+ 47	1.96%	1.969%	99.99698
=====================================================================================================

BBERG TICKER	:	DROCK 19-1	REGISTRATION	:	SEC-REG
EXPECTED PRICING	:	PRICED	EXPECTED RATINGS	:	S&P/FITCH
EXPECTED SETTLE	:	08/15/19	ERISA ELIGIBLE	:	YES
FIRST PAY DATE	:	10/15/19	MIN DEMOMS	:	100k X $1k
BILL & DELIVER	:	BARCLAYS	COLLATERAL	:	PRIME US CARDS (VISA/MC/AMEX)

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THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (the “SEC”) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.